Exhibit 99.1

FOR IMMEDIATE RELEASE:

November 14, 2023

Consistent With its Long-Term Financial Plan NiSource Inc. Announces

Commencement of Final Remarketing of its Series C Mandatory

Convertible Preferred Stock Relating to its 2021 Equity Units Offering

MERRILLVILLE, Ind. – In accordance with NiSource’s long-term financial plan, NiSource Inc. (NYSE: NI) (“NiSource”) announced today the commencement of the final remarketing of 862,500 shares of its Series C Mandatory Convertible Preferred Stock, par value $0.01 per share, with a liquidation preference of $1,000 per share (the “Mandatory Convertible Preferred Stock”), originally issued on April 19, 2021 as part of NiSource’s equity units (“2021 Equity Units”).

Currently, the Mandatory Convertible Preferred Stock bears no dividends and is convertible only upon the occurrence of certain fundamental change events. On March 1, 2024, each outstanding share of the Mandatory Convertible Preferred Stock will automatically convert into a number of shares of NiSource common stock between 34.9528 and 41.0695 shares of common stock (in each case, subject to customary anti-dilution adjustments), depending on the average of the daily volume weighted average prices of the common stock over a 40 trading day period preceding March 1, 2024. If the closing price of NiSource common stock on the date of the pricing of the final remarketing of the Mandatory Convertible Preferred Stock is $24.3490 (subject to customary anti-dilution adjustments) or less, the minimum conversion rate will be increased to an amount equal to $1,000 divided by 117.5% of such closing price.

In connection with a successful final remarketing of the Mandatory Convertible Preferred Stock, dividends may become payable on the Mandatory Convertible Preferred Stock. If dividends become payable, they will be paid in cash when, as and if declared by NiSource’s board of directors out of funds legally available for the payment of dividends, on March 1, 2024. While NiSource currently anticipates these terms to be in effect after a successful final remarketing, the actual terms of the remarketed Mandatory Convertible Preferred Stock are subject to a successful final remarketing and will be subsequently determined by NiSource and the remarketing agents.

Upon a successful final remarketing, a portion of the proceeds from the final remarketing attributable to shares of Mandatory Convertible Preferred Stock that were components of the 2021 Equity Units will be automatically applied to satisfy in full the 2021 Equity Unit holders’ obligations to purchase NiSource common stock under the purchase contract component of their 2021 Equity Units, and any remaining proceeds will be promptly remitted to the holders of the 2021 Equity Units after the remarketing settlement date.

Goldman Sachs & Co. LLC , J.P. Morgan and Wells Fargo Securities are acting as the remarketing agents and BofA Securities, PNC Capital Markets LLC and Scotiabank are acting as co-remarketing agents for this final remarketing.

The final remarketing is being made pursuant to an effective registration statement filed with the U.S. Securities and Exchange Commission. Any offers to remarket the Mandatory Convertible Preferred Stock will be made exclusively by means of a prospectus supplement and accompanying prospectus. Copies of the prospectus supplement and accompanying prospectus relating to the remarketing may be obtained from (i) Goldman Sachs & Co. LLC, Attn: Prospectus Department, 200 West Street, New York, NY 10282, by phone at (866) 471-2526 or by email at prospectus-ny@ny.email.gs.com, (ii) J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717 or by telephone at (866) 803-9204 or by email at prospectus-eq_fi@jpmchase.com or (iii) Wells Fargo Securities, LLC, at 500 West 33rd Street, New York, New York, 10001, Attn: Equity Syndicate Department, by calling toll free 1-800-326-5897, or by e-mail at cmclientsupport@wellsfargo.com.

About NiSource

References in this press release to “NiSource” refer to NiSource Inc. and “we,” “us” or “our” refer collectively to NiSource and its subsidiaries.

NiSource Inc. (NYSE: NI) is one of the largest fully-regulated utility companies in the United States, serving approximately 3.2 million natural gas customers and 500,000 electric customers across six states through its local Columbia Gas and NIPSCO brands. Based in Merrillville, Indiana, NiSource’s approximately 7,500 employees are focused on safely delivering reliable and affordable energy to our customers and communities we serve. NiSource is a member of the Dow Jones Sustainability Index – North America. NI-F

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FOR ADDITIONAL INFORMATION

Media	Investors
Lynne Evosevich	Christopher Turnure
Corporate Media Relations	Director, Investor Relations
(724) 288-1611	(614) 404-9426
levosevich@nisource.com	cturnure@nisource.com

Forward-Looking Statements

This press release contains “forward-looking statements,” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements in this press release include, but are not limited to, statements concerning our ability to complete the final remarketing on the anticipated timeline or at all, the anticipated benefits of the final remarketing if completed, our plans, strategies and objectives, and any and all underlying assumptions and other statements that are other than statements of historical fact. Investors and prospective investors should understand that many factors govern whether any forward-looking statement contained herein will be or can be realized. Any one of those factors could cause actual results to differ materially from those projected. Expressions of future goals and expectations and similar expressions, including “may,” “will,” “should,” “could,” “would,” “aims,” “seeks,” “expects,” “plans,” “anticipates,” “intends,” “believes,” “estimates,” “predicts,” “potential,” “targets,” “forecast,” and “continue,” reflecting something other than historical fact are intended to identify forward-looking statements. All forward-looking statements are based on assumptions that management believes to be reasonable; however, there can be no assurance that actual results will not differ materially.

Factors that could cause actual results to differ materially from the projections, forecasts, estimates and expectations discussed in this press release include, but are not limited to, our ability to execute our business plan or growth strategy, including utility infrastructure investments; potential incidents and other operating risks associated with our business; our ability to adapt to, and manage costs related to, advances in, or failures of, technology; impacts related to our aging infrastructure; our ability to obtain sufficient insurance coverage and whether such coverage will protect us against significant losses; the success of our electric generation strategy; construction risks and natural gas costs and supply risks; fluctuations in demand from residential and commercial customers; fluctuations in the price of energy commodities and related transportation costs or an inability to obtain an adequate, reliable and cost-effective fuel supply to meet customer demands; the attraction and retention of a qualified, diverse workforce and ability to maintain good labor relations; our ability to manage new initiatives and organizational changes; the actions of activist stockholders; the performance of third-party suppliers and service providers; potential cybersecurity attacks; increased requirements and costs related to cybersecurity; any damage to our reputation; any remaining liabilities or impact related to the sale of the Massachusetts Business; the impacts of natural disasters, potential terrorist attacks or other catastrophic events; the physical impacts of climate change and the transition to a lower carbon future; our ability to manage the financial and operational risks related to achieving our carbon emission reduction goals, including our Net Zero Goal; our debt obligations; any changes to our credit rating or the credit rating of certain of our subsidiaries; any adverse effects related to our equity units; adverse economic and capital market conditions or increases in interest rates; inflation; recessions; economic regulation and the impact of regulatory rate reviews; our ability to obtain expected financial or regulatory outcomes; continuing and potential future impacts from the COVID-19 pandemic; economic conditions in certain industries; the reliability of customers and suppliers to fulfill their payment and contractual obligations; the ability of our subsidiaries to generate cash; pension funding obligations; potential impairments of goodwill; the outcome of legal and regulatory proceedings, investigations, incidents, claims and litigation; potential remaining liabilities related to the Greater Lawrence Incident; compliance with applicable laws, regulations and tariffs; compliance with environmental laws and the costs of associated liabilities; changes in taxation; and other matters set forth in Item 1, “Business,” Item 1A, “Risk Factors” and Part II, Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, and matters set forth in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023, June 30, 2023 and September 30, 2023, some of which risks are beyond our control. In addition, the relative contributions to profitability by each business segment, and the assumptions underlying the forward-looking statements relating thereto, may change over time.

All forward-looking statements are expressly qualified in their entirety by the foregoing cautionary statements. We undertake no obligation to, and expressly disclaim any such obligation to, update or revise any forward-looking statements to reflect changed assumptions, the occurrence of anticipated or unanticipated events or changes to the future results over time or otherwise, except as required by law.